Exhibit 10.19

SECOND AMENDMENT OF OFFICE BUILDING LEASE

THIS SECOND AMENDMENT OF OFFICE BUILDING LEASE (“Amendment”) is made this 11th day of October 2017, by and between 255 South King Street Limited Partnership, a Washington limited partnership (“Landlord”) and Avalara, Inc., a Washington corporation (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Office Building Lease dated June 9, 2016, as amended by that First Amendment (collectively, the “Lease”), pursuant to which Tenant leased a portion of the office building commonly known as 255 South King Street, Seattle, Washington, as more particularly described in the Lease (the “Premises”).

B. Landlord and Tenant seek to amend the Lease to: (i) correct the square footage of the 18th floor deck space; (ii) change Landlord’s financial contribution for improvements to the 18th floor deck space; and (iii) provide that the Final Plans for the Tenant Improvements shall satisfy the requirements for LEED Gold Certification, and shall satisfy green standard requirements for landscaping on all decks.

AMENDMENT

NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated herein, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, Landlord and Tenant hereby agree as follows:

1.	Section 12.7 of the Lease is amended to delete “$100,000” and replace it with “$167,000.”

2.	Section 12.7 of the Lease is further amended to delete “4,443” and replace it with “3,992.”

3.	Section 2.15 of the Lease is amended to delete “4,433” and replace it with “3,992.”

4.	Section 40 of the Lease is amended to delete “18,985” and replace it with “19,044.”

5.	Exhibit D to the Lease (Tenant Improvements) is amended to include Exhibit 2 attached hereto, and to delete and replace the last two sentences of Section 3 (Plans and Specifications) with the following:

The Final Plans for the Tenant Improvements shall also satisfy the requirements set forth in Exhibit 2 for LEED Gold Certification, and shall satisfy green standard requirements for landscaping on all decks. Any additional costs incurred as a result of the requirements set forth in Exhibit 2 shall be paid by Landlord. In the event of any dispute between Landlord and Tenant with respect to the working drawings or Final Plans, either party may submit the matter to arbitration pursuant to Section 18 below.

6.	Except as expressly amended herein, all other terms of the Lease shall remain in full force and effect.

SECOND AMENDMENT

AVALARA LEASE

7.	This Amendment may be executed in two more counterparts, each which shall be deemed an original, but all of which together shall constitute one and the same instrument.

The parties hereto have executed this Amendment as of the date first set forth above.

LANDLORD	TENANT

255 South King Street Limited Partnership, a Washington limited partnership	Avalara, Inc., a Washington corporation

By: American Life, Inc. Its: Managing General Partner	By: /s/ Alesia Pinney Name: Alesia Pinney Its: EVP & General Counsel

By:	/s/ Gregory L. Steinhauer
Gregory L. Steinhauer, President

SECOND AMENDMENT

AVALARA LEASE

STATE OF WASHINGTON	)
)ss
COUNTY OF KING	)

On this 24th day of October, 2017, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Gregory L. Steinhauer, to me known to be the President of American Life, Inc., which corporation is the Managing General Partner of 255 South King Street Limited Partnership, the limited partnership that executed the foregoing instrument and acknowledged the said instrument to be the free and voluntary act of and deed of said limited partnership, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the said instrument.

In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Jenni Laszlo
Notary Public residing at:
Seattle, Washington
Jenni Laszlo
Notary’s Name (typed or legibly printed)
My Commission Expires:
1/10/19

SECOND AMENDMENT

AVALARA LEASE

ACKNOWLEDGMENT OF TENANT

STATE OF WASHINGTON	)
)ss
COUNTY OF KING	)

On this 11th day of October, 2017, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Alesia Pinney , to me known to be the EVP & GC of Avalara, Inc., a Washington corporation, the corporation that executed the foregoing instrument and acknowledged the said instrument to be the free and voluntary act of and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that she was authorized to execute the said instrument.

In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Nathan William Garnett
Notary Public residing at:
Seattle, WA
Nathan William Garnett
Notary’s Name (typed or legibly printed)
My Commission Expires:
July 03, 2018

SECOND AMENDMENT

AVALARA LEASE

Exhibit 2

LEED Certification Requirements for Tenant Improvements

Minimum Energy Performance

Optimize Energy Performance

Tenant Improvements shall meet the 2012 Seattle Energy Code including the following:

•	Interior lighting power density for office spaces shall not exceed the 0.90 W/sq. ft. per Table C405.5.2(1).

•	Interior lighting power density for retail spaces shall not exceed the 1.33 W/sq. ft. per Table C405.5.2(1).

•	Per C405.2.2.2 occupancy sensors shall be included in classroom/training rooms, conference/meeting rooms, copy/print rooms, lounges, employee lunch and break rooms, private offices, restrooms, storage rooms, janitorial closets and other spaces 300 square feet or less that are enclosed by floor-to-ceiling height partitions. Occupancy sensors shall turn off lights within 30 minutes of all occupants leaving the space.

•	Per C405.2.2.3 daylight dimming controls shall be provided to control lighting in daylight zones as defined in the 2012 Seattle Energy Code. Sidelight daylight zones include perimeter spaces with fenestration and extend up to 1.0 times the height from the floor to the top of the fenestration. Daylight sensors shall be capable of reducing lighting power continuously to less than 20 percent of rated power at maximum light output. Daylight dimming control will initially be set to maintain 30 footcandles.

Minimum Ventilation

Increased Ventilation

Tenant is required to meet the requirements of ASHRAE 62.1-2007 and exceed them by 30% in the breathing zone. In many cases compliance with the Washington State Ventilation and Indoor Air Quality code will achieve this; however, Tenant should work with its mechanical contractor to ensure the required amount of outside air is being provided.

Fundamental Refrigerant Management

Tenant will be required to use no CFC-based refrigerants in new HVAC&R equipment or fire suppression systems.

Water Use Reduction: 35% Reduction

Tenant install kitchen sinks with a flow rate of 1.5 gpm or less.

Outside Air Delivery Monitoring

Tenant is required to add CO2 sensors to any densely occupied spaces (more than 25 people to 1000 SF of occupancy).

Construction IAQ Management Plan

During construction, Tenant is required to develop and implement an Indoor Air Quality (IAQ) Management Plan to mitigate dust and particulates and protect building materials from absorbing toxic chemicals. This plan will comply with the requirements of the Sheet Metal and Air-Conditioning Contractors’ National Association (SMACNA) by incorporating measures in the 5 areas below.

•	HVAC Protection

•	Pathway Interruption

•	Housekeeping

SECOND AMENDMENT

AVALARA LEASE

•	Scheduling

•	Source Control

Note, all citations above are to the Seattle Energy Code.

SECOND AMENDMENT

AVALARA LEASE